Exhibit 99.3

                            [LETTERHEAD OF TRENWICK]

NYSE Symbol: TWK

Contact: Alan L. Hunte, Executive Vice President and Chief Financial Officer - 441-298-8082

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For Immediate Release
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                       Trenwick Announces Final Agreement
                     With Lloyd's Letter of Credit Providers

Hamilton, Bermuda, December 24, 2002 . . .

Trenwick Group Ltd. ("Trenwick") announced today that it had entered into definitive final agreements with its Lloyd's letter of credit providers with respect to the renewal of $182 million of letters of credit supporting Trenwick's Lloyd's underwriting operations. With additional capital provided by Trenwick and National Indemnity Company, Trenwick's anticipated Lloyd's underwriting capacity for 2003 is up to $500 million.

Background Information

Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with two principal businesses operating through its subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick's reinsurance business provides treaty reinsurance to insurers of property and casualty risks from offices in the United States and Bermuda. Trenwick's international operations underwrite specialty insurance as well as treaty and facultative reinsurance on a worldwide basis through its London operations.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements involve known and unknown risks,


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assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of Trenwick or its industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Trenwick has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in Trenwick's Securities and Exchange Commission filings, including but not limited to its most recent Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission, and such discussions regarding risk factors are hereby incorporated by reference into this press release. Copies of such Securities and Exchange Commission filings are available from Trenwick or directly from the Securities and Exchange Commission.